UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: September 9, 2008

VERSA CARD, INC.
(Exact name of registrant as specified in its charter)
Formerly Intrepid Global Imaging 3D, Inc.

DELAWARE

(State or other jurisdiction of incorporation or organization)

000-27407	98-0187705
(Commission File Number)	(IRS Employer Identification Number)

James R. MacKay, Chief Executive Officer

1615 Walnut Street, 3 rd Floor, Philadelphia, PA 19103
(Address of principal executive offices)

(215) 972-1601.
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

On September 9, 2008, the Board of Directors: (a) accepted the resignation of James MacKay as the Chief Executive Officer (CEO); (b) elected Shane Mulcahy, Chief Executive Officer. Mr. mackay remains on the Company’s Board of Directors.

Mr. Shane Mulcahy, age 48 is an Australian citizen residing in Manila. Mr. Mulcahy is also a Director and Consultant to the Board of Recharge+ Stratagem Philippines. Recharge+ Global (“R+”) is a payment solutions company specialising in debit cards linked to a mobile phone platform. Many of the R+ functionalities could be applied to the VERSA smartcard offering. (See additional information on R+ below).

Mr. Mulcahy, currently, also holds the position of Chief Executive Officer and President of Guidance Management Corporation, an Unlisted Philippines Public Company, which sources and develops mining, energy and renewable fuel opportunities in the Philippines. Currently Guidance is in advanced negotiations with a number of large Foreign Investment Groups wishing to jointly develop some of its Philippine based projects.

Mr. Mulcahy is highly skilled and experienced in sourcing, understanding, promoting and developing opportunities in various market segments. Mr. Mulcahy’s experience and contacts will allow him to assist pro-actively in the contract procurement and roll-out of the Versa Processing Platform.

Mr. Mulcahy developed his business acumen in the financial services and private equity markets over a period of 15 years, assisting his clients to develop their businesses and raise equity to achieve further growth. He has significant business experience working with clients individually and with teams to ensure their objectives are met. Mr. Mulcahy’s efforts have rewarded him by developing a strong network of business associates in the corporate and government sectors.Shane has demonstrated his ability to bring together and manage experienced and highly technical staff to assist him achieve his business objectives. He has been able to develop strategy into plans and implement these plans effectively within agreed timelines. Shane has had experience with both listed and unlisted start-up companies, in addition to growing his own business in financial planning from a low base to a substantial business within a broking firm. He knows the challenges and key performance indicators that need to be monitored to ensure that their business objectives are met. Mr. Mulcahy is technically skilled in tax planning, financial modelling, and devising investment strategy and has been involved in numerous capital raisings, IPO and private placements and has a sound knowledge of the relevant Corporations law. Mr. Mulcahy holds an Associate Diploma in Applied Chemistry (CQU); an S.I.A. Diploma (Financial Planning and Equity Markets); and an ASX Qualified to deal in Derivatives.He is an Affiliate of the Securities Institute of Australia (SIA) and Associate of the Financial Planning Association(AFPA)

Mr. Mulcahy also held the position of CEO of NILNAV Orthopaedics Pty. Ltd. In that position, Mr. Mulcahy was able to oversee the successful commercialisation of a Key-Hole Hip Replacement Technique. After patent perfection and capital raisings to promote the technology, the global distribution rights were sold to a US Medical Services Company for a value of US$300m over the 15 year life of the patent.

(More Information on R+)

RECHARGEPLUS GLOBAL (R+) https://rechargeplus.com/global is a Technology solutions software developer, providing solutions to government, non government organizations, private enterprise, product and services providers, merchants-large and small, in the payments systems space. RECHARGEPLUS is the principal provider of a range of RECHARGEPLUS Prepaid Debit and Stored Value Cards. Established and registered in Antigua, West Indies in 2004. RECHARGEPLUS is the holding company of foreign subsidiaries around the world and maintains major shareholding positions in: RECHARGEPLUS USA, INC; RECHARGEPLUS BEIJING LTD.; RECHARGEPLUS AUSTRALIA PTY LTD.; RECHARGEPLUS HONG KONG LTD.; and RECHARGEPLUS STRATAGEM INC.

Borrowing a page from the Telco playbook, RECHARGEPLUS advocates the concept of instant-issue cards, believing that when any service - such as prepaid telephony, real-time money movement, and global bills payment. To match the increasing global demand for fast and efficient card payment system, RECHARGEPLUS has developed an international consortium of leading banks, payments and settlement processors (for banking and non-banking transactions), and stored value debit card companies to offer customized end-to-end turnkey electronic payment solutions.  Their solutions include services that are highly customizable and adaptable to the requirements of the Company’s client’s target market, including:

•	International branded (Visa) and unbranded stored value card products
•	Private label card services
•	eCommerce merchant acquiring
•	E-Wallet Programs
•	Web and retail prepaid card loading channels
•	Bill Payment Services
•	International banking and prepaid products funds settlement
•	Customer Loyalty Solutions
•	Travel Industry Software
•	Telephony and Internet Services
•	Customer services and processing centers in 4 countries
•	Professional consulting services

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

VERSA CARD, INC

Formerly Intrepid Global Imaging 3D, Inc.

Signature	Date

By: /s/ James Mackay	September 9, 2008
Name: James Mackay
Title: (Former) CEO